EXHIBIT A

JOINT FILING AGREEMENT

     We, the signatories of Amendment 6 to the statement on Schedule 13D filed with respect to the Common Stock of Pride International, Inc., to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) of the Securities Exchange Act of 1934.

     Dated: January 3, 2005.

FIRST RESERVE FUND VII, LIMITED PARTNERSHIP

By: First Reserve GP VII, L.P., its General Partner

By:	First Reserve Corporation, its General Partner

By:	/s/ Thomas R. Denison

Name: Thomas R. Denison
Title: Managing Director

FIRST RESERVE FUND VIII, L.P.

By: First Reserve GP VIII, L.P., its General Partner,

By:	First Reserve Corporation its General Partner

By:	/s/ Thomas R. Denison

Name: Thomas R. Denison
Title: Managing Director

FIRST RESERVE FUND IX, L.P.

By: First Reserve GP IX, L.P., its General Partner,

By:	First Reserve GP IX, Inc., its General Partner

By:	/s/ Thomas R. Denison

Name: Thomas R. Denison
Title: Managing Director

FIRST RESERVE GP VII, L.P.

By: First Reserve Corporation, its General Partner

By:	/s/ Thomas R. Denison

Name: Thomas R. Denison
Title: Managing Director

FIRST RESERVE GP VIII, L.P.

By: First Reserve Corporation, its General Partner

By:	/s/ Thomas R. Denison

Name: Thomas R. Denison
Title: Managing Director

FIRST RESERVE GP IX, L.P.

By: First Reserve GP IX, Inc., its General Partner

By:	/s/ Thomas R. Denison

Name: Thomas R. Denison
Title: Managing Director

FIRST RESERVE CORPORATION

By:	/s/ Thomas R. Denison

Name: Thomas R. Denison
Title: Managing Director

FIRST RESERVE GP IX, INC.

By:	/s/ Thomas R. Denison

Name: Thomas R. Denison
Title: Managing Director